Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 27, 2007

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 27, 2007

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

N-CSR
Period ended October 31, 2007

041	Putnam Global Income Trust
005	Putnam Global Equity Fund
008	Putnam Convertible Income-Growth Trust
004	Putnam Income Fund
002	The Putnam Fund for Growth and Income
840	Putnam Utilities Growth & Income Fund
2II	Putnam Capital Opportunities Fund
2OV	Putnam Mid-Cap Value Fund
582	Putnam Municipal Opportunities Trust
183	Putnam Municipal Bond Fund
052	Putnam Managed Municipal Income Trust
2MI	Putnam Tax Smart Equity Fund